



welltower

Supplemental Information

4Q17





Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Beds/Unit Mix: Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors housing triple-net	13	426	37,619	8,546	21,484	6,745	844
Long-term/post-acute care	19	184	21,899	40	1,076	127	20,656
Seniors housing operating	15	504	59,325	26,415	21,399	11,261	250
			Square Feet				
Outpatient medical	13	266	17,631,245				
Land parcels		16					
Total	**15**	**1,396**					

NOI Performance

	Same Store[1]: Properties		4Q16 NOI		4Q17 NOI	% Change	In-Place Portfolio[2]: Properties		Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	344	$	111,974	$	115,148	2.8%	382	$	523,112	26.2%
Long-term/post-acute care[3]	147		55,986		57,547	2.8%	164		251,764	12.6%
Seniors housing operating	441		200,702		203,650	1.5%	493		888,084	44.4%
Outpatient medical	223		76,851		78,372	2.0%	240		336,544	16.8%
Total	**1,155**	**$**	**445,513**	**$**	**454,717**	**2.1%**	**1,279**	**$**	**1,999,504**	**100.0%**

Portfolio Performance

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix: Private Pay	Medicaid	Medicare	Other Government[6]
Seniors housing triple-net	87.6%	1.09x	1.25x	93.6%	3.1%	0.6%	2.7%
Long-term/post-acute care	82.4%	1.27x	1.56x	30.4%	34.8%	34.8%	0.0%
Seniors housing operating	88.4%	n/a	n/a	98.3%	0.1%	0.2%	1.4%
Outpatient medical	93.8%	n/a	n/a	98.9%	0.0%	0.0%	1.1%
Total		**1.15x**	**1.35x**	**94.2%**	**2.3%**	**2.1%**	**1.4%**

Property Acquisitions/Joint Ventures Detail

Operator	Units	Location				MSA
Seniors Housing Triple-Net						
Sagora Senior Living	38	7210 South Yale Avenue	Tulsa	Oklahoma	US	Tulsa
New Perspective Senior Living	121	2790 Elm Tree Hill	Howard	Wisconsin	US	Green Bay
Subtotal	**159**					
Seniors Housing Operating						
Sunrise Senior Living	88	900 N Taylor Street	Arlington	Virginia	US	Washington D.C.

Outpatient Medical

Health System	Square Feet	Location				MSA
Florida Medical Clinic Physician Group	58,663	2100 Via Bella	Land O Lakes	Florida	US	Tampa
Florida Medical Clinic Physician Group	26,688	2150 Via Bella	Land O Lakes	Florida	US	Tampa
Florida Medical Clinic Physician Group	24,434	12500 N Dale Mabry	Tampa	Florida	US	Tampa
Ascension Health	20,577	5301-B Davis Lane	Austin	Texas	US	Austin
Summit Medical Group	130,000	150 Park Avenue	Florham Park	New Jersey	US	New York
Subtotal	**260,362**					

Notes:

(1) See page 24 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of December 31, 2017 for seniors housing operating and outpatient medical and September 30, 2017 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2014
2015
2016
2017
Existing relationships
New relationships

Gross Investments

	2014	2015	2016	2017	1Q17	2Q17	3Q17	4Q17	14-17 Quarterly Average
Existing	$ 2,018,581	$ 3,707,612	$ 2,768,874	$ 1,113,787	$ 217,264	$ 268,591	$ 362,328	$ 265,604	$ 600,553
New	1,561,250	1,112,520	238,167	110,367	-	23,650	18,278	68,439	188,894
Total	$ 3,579,831	$ 4,820,132	$ 3,007,041	$ 1,224,154	$ 217,264	$ 292,241	$ 380,606	$ 334,043	$ 789,447
% Existing	56%	77%	92%	91%	100%	92%	95%	80%	76%

Detail of Acquisitions/JVs

	2014	2015	2016	2017	1Q17	2Q17	3Q17	4Q17	14-17 Total
Count	41	44	22	18	5	4	3	6	125
Total	$ 2,981,276	$ 3,765,912	$ 2,287,973	$ 742,020	$ 104,496	$ 110,474	$ 304,478	$ 222,572	$ 9,777,181
Low	3,500	6,080	10,618	7,310	7,310	18,750	18,278	9,723	3,500
Median	31,150	33,513	27,402	24,025	21,685	24,025	136,800	39,205	28,975
High	880,157	437,472	1,150,000	149,400	34,200	43,674	149,400	68,439	1,150,000

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances(1)	Yield	Construction Conversions	Yield	Dispositions	Yield
October	$ 88,133	6.2%	$ 723	8.2%	$ 9,024	10.7%	$ 80,154	4.9%
November	11,000	5.1%	837	9.2%	-	0.0%	16,086	4.7%
December	123,439	5.9%	1,810	8.9%	32,436	9.3%	46,100	9.5%
Total	**$ 222,572**	**6.0%**	**$ 3,370**	**8.8%**	**$ 41,460**	**9.6%**	**$ 142,340**	**6.4%**

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Fourth Quarter 2017					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	2	159	units	$ 42,423	$ 270,440	6.3%
Seniors housing operating	1	88	units	55,000	625,000	7.0%
Outpatient medical	5	260,362	sf	125,149	481	5.4%
Total acquisitions	**8**			**$ 222,572**		**6.0%**
Development[2]						
Development projects:						
Seniors housing triple-net	8	776	units	19,360		
Long-term/post-acute care	1	120	beds	7,503		
Seniors housing operating	8	1,038	units	53,613		
Outpatient medical	5	430,270	sf	25,104		
Total development projects	**22**			**$ 105,580**		
Expansion projects:						
Seniors housing triple-net	4	132	units	2,521		
Total expansion projects	**4**			**$ 2,521**		
Total development	**26**			**$ 108,101**		**7.9%**
Loan advances[3]				**3,370**		**8.8%**
Gross investments				**$ 334,043**		**6.6%**
Dispositions[4]						
Long-term/post-acute care	1	62	beds	$ 30,600	$ 493,548	10.1%
Seniors housing operating	1	187	units	75,634	539,283	4.6%
Outpatient medical	2	75,888	sf	7,650	101	6.5%
Real property dispositions	**4**			**$ 113,884**		**6.2%**
Loans receivable				28,456		7.1%
Total dispositions	**4**			**$ 142,340**		**6.4%**
Net investments				**$ 191,703**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Year-To-Date 2017					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	9	659	units	$ 170,076	$ 267,994	6.4%
Seniors housing operating	8	1,133	units	375,400	347,573	6.6%
Outpatient medical	9	513,921	sf	196,544	420	5.9%
Total acquisitions	**26**			**$ 742,020**		**6.3%**
Development[2]						
Development projects:						
Seniors housing triple-net	15	1,363	units	180,787		
Long-term/post-acute care	2	244	beds	29,955		
Seniors housing operating	14	1,472	units	127,067		
Outpatient medical	8	570,718	sf	90,659		
Total development projects	**39**			**$ 428,468**		
Expansion projects:						
Seniors housing triple-net	5	142	units	13,132		
Total expansion projects	**5**			**$ 13,132**		
Total development	**44**			**$ 441,600**		**7.8%**
Loan advances[3]				**40,533**		**7.4%**
Gross investments				**$ 1,224,153**		**6.9%**
Dispositions[4]						
Seniors housing triple-net	40	4,759	units	$ 969,299	$ 203,721	6.4%
Long-term/post-acute care	19	1,992	beds	221,492	111,191	9.3%
Seniors housing operating	3	426	units	105,349	306,723	4.5%
Outpatient medical	3	109,665	sf	23,590	215	8.3%
Real property dispositions	**65**			**$ 1,319,730**		**6.7%**
Loans receivable				187,719		8.4%
Total dispositions	**65**			**$ 1,507,449**		**6.9%**
Net investments				**$ (283,296)**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	118	$ -	$ -	$ 241,323	$ -	$ 241,323	12.1%
Sunrise Senior Living United Kingdom	45	-	-	78,845	-	78,845	3.9%
Brookdale Senior Living	147	130,805	-	21,277	-	152,082	7.6%
Genesis HealthCare	95	-	136,257	-	-	136,257	6.8%
Revera	98	-	-	118,410	-	118,410	5.9%
Benchmark Senior Living	48	-	-	90,076	-	90,076	4.5%
Brandywine Senior Living	28	74,285	-	-	-	74,285	3.7%
Belmont Village	21	-	-	73,464	-	73,464	3.7%
Senior Resource Group	24	-	-	73,024	-	73,024	3.7%
Sagora Senior Living	30	20,884	-	31,798	-	52,682	2.6%
Avery	50	50,782	-	(27)	-	50,755	2.5%
Remaining	575	246,356	115,507	159,894	336,544	858,301	43.0%
Total	**1,279**	**$ 523,112**	**$ 251,764**	**$ 888,084**	**$ 336,544**	**$ 1,999,504**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,022	$ 445,965	$ 244,902	$ 649,956	$ 316,819	$ 1,657,642	82.9%
United Kingdom	110	73,639	-	78,831	19,725	172,195	8.6%
Canada	147	3,508	6,862	159,297	-	169,667	8.5%
Total	**1,279**	**$ 523,112**	**$ 251,764**	**$ 888,084**	**$ 336,544**	**$ 1,999,504**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	62	$ 72,018	$ 20,188	$ 53,564	$ 10,945	$ 156,715	7.8%
Los Angeles	64	2,675	-	99,188	23,230	125,093	6.3%
Greater London	48	32,384	-	54,838	19,725	106,947	5.3%
Philadelphia	39	25,719	40,116	9,301	21,783	96,919	4.8%
Dallas	51	17,329	3,720	27,259	27,667	75,975	3.8%
Boston	41	1,757	8,257	59,559	1,094	70,667	3.5%
Seattle	28	16,173	-	20,680	13,279	50,132	2.5%
San Francisco	17	12,049	-	34,037	-	46,086	2.3%
Toronto	26	-	-	41,036	-	41,036	2.1%
Houston	26	4,168	-	11,667	24,276	40,111	2.0%
Chicago	22	11,576	1,412	24,752	2,085	39,825	2.0%
Washington D.C.	15	3,819	5,977	23,354	-	33,150	1.7%
San Diego	13	-	2,754	27,574	1,596	31,924	1.6%
Kansas City	24	7,781	5,374	8,966	6,990	29,111	1.5%
Minneapolis	19	12,550	-	2,764	12,518	27,832	1.4%
Atlanta	19	2,278	-	9,175	15,574	27,027	1.4%
Indianapolis	16	7,990	9,436	-	9,297	26,723	1.3%
Raleigh	10	16,603	-	2,980	-	19,583	1.0%
Ottawa	20	-	-	19,313	-	19,313	1.0%
San Jose	7	-	-	17,448	1,665	19,113	1.0%
Remaining	712	276,243	154,530	340,629	144,820	916,222	45.7%
Total	**1,279**	**$ 523,112**	**$ 251,764**	**$ 888,084**	**$ 336,544**	**$ 1,999,504**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 22 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 320 premium private pay seniors housing communities with over 30,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2017, the Welltower portfolio consists of 122 private pay seniors housing facilities and four developments in 25 states, the District of Columbia and a Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living. As of 12/31/2017, Welltower owns 46 facilities with over 3,400 units in the United Kingdom, and one development, with a large concentration in Greater London.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services. The company operates approximately 1,000 seniors housing facilities located in 47 states and has the ability to serve over 100,000 residents. As of 12/31/2017, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with approximately 450 skilled nursing centers and senior living communities in 29 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,700 locations in 45 states and the District of Columbia. Genesis' subsidiaries employ more than 70,000 people, each one dedicated to the delivery of high-quality, personalized health care to all patients and residents. As of 12/31/2017, the wholly-owned Welltower portfolio consisted of four seniors housing properties and 82 long term/post-acute care properties. Welltower also owns a minority stake in a joint venture which owns 28 long term/post-acute care properties. The Welltower properties are spread across 16 states.

Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 55,000 seniors and employing over 50,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 12/31/2017, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera. Revera and Welltower also jointly own 28 properties and four developments in the United Kingdom.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates 58 premium private pay seniors housing facilities across eight states with a concentration in New England. As of 12/31/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 28 premium private pay seniors housing facilities with over 2,700 units in five states. The company has a concentration in infill markets in the Mid-Atlantic. As of 12/31/2017, the Welltower portfolio consisted of 28 existing facilities and an additional facility under construction located in six states.

Belmont Village, located in Houston, TX, is a privately held company that operates 30 premium private pay seniors housing facilities in seven states and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2017, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group operates 32 communities across six states. As of 12/31/2017, the Welltower portfolio consisted of 25 seniors housing facilities in five states.

Sagora, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across five states. As of 12/31/2017, the Welltower portfolio consisted of 30 seniors housing facilities.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 12/31/2017, the Welltower portfolio consisted of 51 private pay seniors housing facilities and two developments in nine regions in England.

Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.2%		0.2%	3	1	0.4%	0.1%	0.4%	7	3
0.85x-0.95x						2.1%		2.1%	8	3
0.95x-1.05x		0.1%	0.1%	4	1	7.1%	7.2%	14.3%	11	9
1.05x-1.15x	7.1%		7.1%	8	7	6.1%	0.9%	7.0%	12	6
1.15x-1.25x	7.0%		7.0%	12	8	2.0%		2.0%	10	5
1.25x-1.35x	2.6%	7.2%	9.8%	13	5	2.0%	0.1%	2.1%	15	2
>1.35x	6.2%	3.0%	9.2%	10	14	3.5%	2.0%	5.5%	8	8
Total	**23.0%**	**10.3%**	**33.3%**	**11**	**36**	**23.0%**	**10.3%**	**33.3%**	**11**	**36**

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[2]

	Rental Income							
Year	Seniors Housing Triple-net	Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2018	$ 35,246	$ -	$ 23,220	$ 1,977	$ -	$ 60,443	1.5%
2019	-	-	28,491	6,846	-	35,337	0.9%
2020	13,447	4,293	31,676	12,330	-	61,746	1.5%
2021	3,174	13,402	37,801	547	-	54,924	1.4%
2022	2,470	7,425	41,548	30,287	-	81,730	2.0%
2023	1,437	6,911	26,550	2,937	-	37,835	0.9%
2024	10,842	-	31,728	1,190	-	43,760	1.1%
2025	72,200	3,171	20,047	2,996	-	98,414	2.4%
2026	43,612	19,526	28,239	714	-	92,091	2.3%
2027	92,287	2,279	10,373	3,404	-	108,343	2.7%
2028	64,207	36,566	12,408	1,134	-	114,315	2.8%
Thereafter	225,768	169,414	84,351	4,141	2,773,216	3,256,890	80.5%
	$ 564,690	**$ 262,987**	**$ 376,432**	**$ 68,503**	**$ 2,773,216**	**$ 4,045,828**	**100.0%**
Weighted Avg Maturity Years	11	11	7	5	n/a	9 [3]	

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2017 for stable portfolio only. Agreements included represent 86% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.
(3) Total weighted average revenue maturity includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio(1,3)		Industry Benchmarks(2)
Property age		19		39
Quality mix (revenues)		65.2%		45.5%
EBITDARM per bed	$	19,707		DNA
Seniors Housing Operating		**US Portfolio(3,5,6)**		**Industry Benchmarks(4)**
Property age		15		21
5 year total population growth		3.7%		3.5%
5 year 75+ population growth		14.1%		12.2%
Housing value	$	531,238	$	209,770
Household income	$	92,235	$	61,045
REVPOR	$	6,891	$	4,593
SS REVPOR growth		4.0%		2.4%
SSNOI per unit	$	23,054	$	17,827
SSNOI growth		0.6%		DNA
		UK Portfolio(3,5,6)		**Industry Benchmarks(7)**
Property age		10		20
Units per property		76		41
5 year total population growth		3.8%		3.3%
5 year 75+ population growth		18.6%		8.9%
Housing value	£	492,616	£	289,612
REVPOR	£	6,414	£	3,241
SS REVPOR growth		3.7%		7.4%
SSNOI per unit	£	23,897	£	8,045
SSNOI growth		5.1%		DNA
		Canadian Portfolio(3,5,6)		**Industry Benchmarks(8)**
5 year total population growth		5.1%		4.9%
5 year 75+ population growth		20.1%		DNA
Housing value	C$	675,807	C$	537,960
Household income	C$	107,889	C$	96,065
REVPOR	C$	3,669	C$	2,473
SS REVPOR growth		2.9%		2.3%
SSNOI per unit	C$	15,175		DNA
SSNOI growth		3.0%		DNA

Notes:

(1) Welltower data as of September 30, 2017 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.

(2) Property age per 4Q17 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, September 30, 2017.

(3) Property age, housing value and household income are NOI-weighted as of December 31, 2017. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 4Q17 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2018-2023 Claritas projections; housing value and household income are the US median per Claritas 2018; NOI per unit per The State of Seniors Housing 2017 and represents 2016 results.

(5) REVPOR is based on total 4Q17 results. See page 23 for reconciliation.

(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.24837. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.334294. See page 23 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 28th Edition; population growth reflects 2017-2022 CACI projections; housing value represents UK average per CACI 2017; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2017 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2017-2022 Environics projection; housing value and household income represents Canadian average per Environics 2017; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.7% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)

	Welltower			Welltower									
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)	Est. Annual Job Growth(9)
Los Angeles	37 / 4,253	$99,188	15.3%	4 / 653	6 / 1,050	$4,801	3.4%	13.2%	6,912	$90,491	$818,210	1.9%	0.8%
Boston	32 / 2,410	59,559	9.2%	3 / 319	3 / 277	4,727	3.5%	10.3%	3,013	104,816	546,605	3.1%	2.2%
New York	16 / 1,216	53,564	8.2%	3 / 401	3 / 181	5,466	0.8%	7.2%	8,790	106,858	502,109	4.7%	0.9%
San Francisco	12 / 1,320	34,037	5.2%	1 / 125	1 / 79	2,480	4.8%	15.6%	7,468	113,127	1,012,549	0.5%	1.7%
San Diego	10 / 1,309	27,574	4.2%	-	-	-	4.3%	17.9%	4,875	92,739	728,992	2.3%	1.4%
Dallas	13 / 1,839	27,259	4.2%	1 / 78	1 / 137	1,075	7.5%	26.0%	3,327	75,822	258,862	2.8%	2.8%
Chicago	14 / 1,656	24,752	3.8%	4 / 372	3 / 323	3,556	0.3%	14.7%	3,290	88,257	325,039	4.3%	0.6%
Washington D.C.	8 / 684	23,354	3.6%	1 / 113	2 / 183	6,136	3.8%	14.4%	4,460	135,471	757,205	3.2%	0.8%
Seattle	10 / 1,094	20,680	3.2%	-	-	-	5.8%	19.0%	5,047	86,134	476,292	0.8%	2.4%
San Jose	6 / 735	17,448	2.7%	-	-	-	5.3%	14.5%	6,353	115,652	1,101,607	-0.6%	1.8%
New Haven	6 / 688	12,708	2.0%	-	-	-	-0.4%	4.9%	2,351	64,838	211,949	-0.4%	0.6%
Houston	8 / 947	11,667	1.8%	2 / 348	2 / 263	3,297	8.3%	29.1%	3,546	88,784	429,575	0.9%	1.6%
Norwalk	4 / 419	10,908	1.7%	1 / 92	1 / 124	3,739	1.5%	9.2%	2,277	111,821	428,151	5.0%	0.6%
Philadelphia	5 / 374	9,301	1.4%	1 / 96	1 / 69	2,448	0.9%	4.7%	1,912	99,036	384,474	1.6%	1.0%
Atlanta	8 / 771	9,175	1.4%	4 / 607	5 / 521	4,955	6.9%	28.4%	3,398	89,075	434,058	7.8%	2.1%
Kansas City	6 / 786	8,966	1.4%	1 / 207	1 / 92	610	3.1%	14.1%	2,356	81,899	273,187	2.3%	1.2%
Providence	5 / 600	8,953	1.4%	-	-	-	1.2%	10.6%	2,801	91,707	355,770	0.8%	1.0%
Santa Maria, CA	2 / 605	8,586	1.3%	-	-	-	4.2%	8.2%	2,819	85,112	656,432	N/A	2.1%
Detroit	5 / 296	7,720	1.2%	2 / 164	2 / 121	3,383	0.5%	5.2%	3,679	82,175	226,539	2.0%	1.7%
Denver	3 / 510	7,670	1.2%	2 / 216	2 / 304	697	7.6%	22.4%	3,954	84,700	438,977	4.5%	1.6%
Phoenix	6 / 678	7,351	1.1%	-	-	-	6.7%	18.2%	3,343	73,933	340,810	5.9%	2.2%
Hartford	4 / 351	7,091	1.1%	-	-	-	-0.1%	5.3%	1,284	92,992	270,921	-0.4%	0.0%
San Antonio	3 / 725	7,017	1.1%	-	-	-	9.1%	26.1%	2,730	62,595	202,371	-1.0%	3.0%
Tampa	3 / 905	6,623	1.0%	1 / 120	1 / 327	453	9.7%	20.0%	1,433	78,590	260,591	4.7%	2.3%
Austin	4 / 409	6,516	1.0%	-	-	-	10.1%	40.3%	1,635	131,670	673,732	6.4%	2.7%
Total - Top 25	230 / 25,580	$517,667	79.6%	31 / 3,911	34 / 4,051	$47,823	3.9%	15.0%	4,532	$96,044	$585,059	2.5%(10)	1.4%(10)
All Other US SHO Markets	72 / 8,534	132,289	20.4%	5 / 639	7 / 702	6,952	3.2%	11.3%	2,391	77,906	328,747		
Total US SHO	302 / 34,114	$649,956	100.0%	36 / 4,550	41 / 4,753	$54,775	3.7%	14.1%	4,037	$92,235	$531,238		
% of Total IPNOI						2.7%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	3.0%(11)	1.4%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from November 2016-November 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 5.4% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring[1]

	Welltower				Welltower								
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,253	$99,188	15.3%	5 / 751	11 / 1,525	$9,772	3.4%	13.4%	6,660	$85,369	$758,444	1.9%	0.8%
Boston	32 / 2,410	59,559	9.2%	5 / 430	5 / 430	5,585	3.6%	10.8%	2,844	103,308	532,885	3.1%	2.2%
New York	16 / 1,216	53,564	8.2%	7 / 960	7 / 483	19,483	1.0%	7.5%	7,506	103,431	474,198	4.7%	0.9%
San Francisco	12 / 1,320	34,037	5.2%	1 / 125	1 / 79	2,480	4.9%	15.3%	6,380	111,292	964,661	0.5%	1.7%
San Diego	10 / 1,309	27,574	4.2%	1 / 200	2 / 249	2,237	4.7%	17.0%	4,400	89,857	677,481	2.3%	1.4%
Dallas	13 / 1,839	27,259	4.2%	3 / 244	3 / 424	3,365	7.3%	24.8%	3,154	71,296	250,635	2.8%	2.8%
Chicago	14 / 1,656	24,752	3.8%	8 / 851	6 / 661	9,055	0.2%	15.0%	3,033	89,934	334,211	4.3%	0.6%
Washington D.C.	8 / 684	23,354	3.6%	3 / 389	4 / 346	9,137	4.3%	15.6%	4,599	125,271	695,545	3.2%	0.8%
Seattle	10 / 1,094	20,680	3.2%	-	-	-	6.0%	20.9%	4,765	83,383	474,484	0.8%	2.4%
San Jose	6 / 735	17,448	2.7%	-	-	-	5.2%	14.8%	5,456	115,100	1,097,035	-0.6%	1.8%
New Haven	6 / 688	12,708	2.0%	-	-	-	-0.1%	5.5%	2,343	67,533	232,752	-0.4%	0.6%
Houston	8 / 947	11,667	1.8%	2 / 348	2 / 263	3,297	8.5%	31.8%	3,592	79,799	298,645	0.9%	1.6%
Norwalk	4 / 419	10,908	1.7%	1 / 92	1 / 124	3,739	1.3%	9.1%	2,158	84,847	421,050	5.0%	0.6%
Philadelphia	5 / 374	9,301	1.4%	1 / 96	1 / 69	2,448	0.9%	5.4%	2,154	93,733	351,800	1.6%	1.0%
Atlanta	8 / 771	9,175	1.4%	6 / 915	6 / 613	5,862	7.0%	28.8%	3,203	84,954	388,067	7.8%	2.1%
Kansas City	6 / 786	8,966	1.4%	2 / 281	3 / 453	2,969	3.3%	14.2%	2,218	76,726	240,583	2.3%	1.2%
Providence	5 / 600	8,953	1.4%	-	-	-	1.2%	10.3%	2,317	91,272	351,056	0.8%	1.0%
Santa Maria, CA	2 / 605	8,586	1.3%	-	-	-	4.8%	9.2%	1,666	79,560	687,958	N/A	2.1%
Detroit	5 / 296	7,720	1.2%	5 / 538	3 / 201	4,745	0.6%	7.2%	3,679	72,462	199,344	2.0%	1.7%
Denver	3 / 510	7,670	1.2%	4 / 466	2 / 304	697	7.3%	24.3%	4,051	85,730	380,785	4.5%	1.6%
Phoenix	6 / 678	7,351	1.1%	4 / 893	4 / 551	2,917	6.8%	19.2%	3,038	70,855	311,855	5.9%	2.2%
Hartford	4 / 351	7,091	1.1%	1 / 222	1 / 54	349	-0.2%	4.4%	1,204	88,028	258,456	-0.4%	0.0%
San Antonio	3 / 725	7,017	1.1%	-	-	-	8.8%	25.8%	2,557	63,751	193,981	-1.0%	3.0%
Tampa	3 / 905	6,623	1.0%	1 / 120	1 / 327	453	9.7%	17.3%	1,414	61,341	220,805	4.7%	2.3%
Austin	4 / 409	6,516	1.0%	1 / 162	1 / 90	452	9.9%	39.3%	1,945	90,773	527,786	6.4%	2.7%
Total - Top 25	230 / 25,580	$517,667	79.6%	61 / 8,083	64 / 7,246	$89,041	3.9%	15.3%	4,218	$91,532	$551,992	2.5%[10]	1.4%[10]
All Other US SHO Markets	72 / 8,534	132,289	20.4%	16 / 1,752	17 / 1,829	18,955	3.3%	12.0%	2,126	74,573	313,664		
Total US SHO	302 / 34,114	$649,956	100.0%	77 / 9,835	81 / 9,075	$107,996	3.8%	14.5%	3,734	$87,971	$501,947		
% of Total IPNOI						5.4%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	3.0%[11]	1.4%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from November 2016-November 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating(1)

Total Performance	4Q16	1Q17	2Q17	3Q17	4Q17
Properties	482	483	485	500	501
Beds/Units	55,892	55,946	56,082	58,794	59,140
Total occupancy	90.3%	89.0%	87.9%	87.7%	87.3%
Total revenues	$ 641,331	$ 652,310	$ 659,189	$ 681,537	$ 698,167
Operating expenses	$ 435,623	$ 446,538	$ 443,941	$ 460,216	$ 475,125
NOI	$ 205,708	$ 205,772	$ 215,248	$ 221,321	$ 223,042
NOI margin	32.1%	31.5%	32.7%	32.5%	31.9%
Recurring cap-ex	$ 11,225	$ 9,173	$ 9,833	$ 9,384	$ 17,114
Other cap-ex	$ 41,955	$ 13,684	$ 24,493	$ 40,076	$ 59,296

Same Store Performance(2)	4Q16	1Q17	2Q17	3Q17	4Q17
Properties	441	441	441	441	441
Occupancy	90.7%	89.9%	89.1%	89.0%	88.7%
Same store revenues	$ 620,863	$ 620,791	$ 624,025	$ 631,053	$ 630,818
Compensation	254,702	257,164	255,754	260,707	265,129
Utilities	22,306	23,745	20,907	23,040	22,357
Food	22,801	22,346	22,553	22,753	22,946
Repairs and maintenance	15,169	13,835	13,934	14,531	15,684
Property taxes	17,556	19,009	19,276	18,983	16,614
All other	87,627	84,428	82,076	81,812	84,438
Same store operating expenses	420,161	420,527	414,500	421,826	427,168
Same store NOI	$ 200,702	$ 200,264	$ 209,525	$ 209,227	$ 203,650
Year over year growth rate					1.5%

Partners	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	167	13,296	97.5%
Revera	98	12,151	75.0%
Benchmark Senior Living	48	4,137	95.0%
Belmont Village	21	2,954	95.0%
Senior Resource Group	24	4,496	67.7%
Silverado Senior Living	26	2,392	95.6%
Chartwell Retirement Residences	41	8,024	52.2%
Sagora Senior Living	14	2,659	93.1%
Merrill Gardens	11	1,454	80.0%
Senior Star Living	11	2,064	90.0%
Brookdale Senior Living	15	1,972	80.0%
Discovery Senior Living	6	1,930	53.6%
Northbridge	6	506	95.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Signature Senior Lifestyle	3	287	75.0%
Avery	5	443	85.0%
Total	501	59,140	

Core Markets	4Q17 NOI	% of Total
Southern California	$ 35,966	16.1%
Northern California	15,621	7.0%
Boston	14,832	6.6%
New York / New Jersey	13,310	6.0%
Greater London	13,198	5.9%
Toronto	10,229	4.6%
Washington D.C.	6,223	2.8%
Seattle	5,170	2.3%
Ottawa	4,840	2.2%
Montréal	4,712	2.1%
Vancouver	3,027	1.4%
Manchester, UK	1,275	0.6%
Birmingham, UK	804	0.4%
Core Markets	129,207	58.0%
All Other	93,835	42.0%
Total	$ 223,042	100.0%

Notes:

(1) Excludes land and properties classified as held for sale.

(2) See page 24 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Core Performance[1]

	4Q16	1Q17	2Q17	3Q17	4Q17
Properties	234	237	239	240	246
Square feet	15,430,147	15,580,349	15,733,848	15,775,193	16,145,070
Occupancy[2]	94.5%	94.3%	94.0%	94.1%	93.8%
Total revenues	$ 118,722	$ 121,873	$ 121,842	$ 124,706	$ 125,139
Operating expenses	$ 38,610	$ 41,299	$ 39,081	$ 40,978	$ 39,743
NOI	$ 80,112	$ 80,574	$ 82,761	$ 83,727	$ 85,396
NOI margin	67.5%	66.1%	67.9%	67.1%	68.2%
Revenues per square foot[2]	$ 33.57	$ 33.76	$ 33.31	$ 34.08	$ 33.59
NOI per square foot[2]	$ 22.65	$ 22.32	$ 22.62	$ 22.88	$ 22.92
Recurring cap-ex	$ 7,857	$ 4,523	$ 5,344	$ 7,831	$ 5,272
Other cap-ex	$ 3,979	$ 2,023	$ 4,120	$ 4,432	$ 7,097

Same Store Performance[2, 3]

	4Q16	1Q17	2Q17	3Q17	4Q17
Properties	223	223	223	223	223
Occupancy	94.6%	94.6%	94.4%	94.3%	93.9%
Same store revenues	$ 113,824	$ 115,028	$ 113,431	$ 115,276	$ 114,436
Same store operating expenses	36,973	38,563	36,161	37,452	36,064
Same store NOI	$ 76,851	$ 76,465	$ 77,270	$ 77,824	$ 78,372
Year over year growth rate					2.0%

Portfolio Diversification by Tenant[2, 4]

	Rental Income	% of Total
Tenet Health	$ 25,973	6.9%
Kelsey-Seybold	21,643	5.7%
Virtua	15,708	4.2%
Florida Medical Clinic	15,442	4.1%
Texas Health Resources	11,006	2.9%
Remaining Portfolio	286,660	76.2%
Total	$ 376,432	100.0%

Quality Indicators[2]

Health system affiliated properties as % of NOI	95.2%
Health system affiliated tenants as % of rental income	63.8%
Retention (trailing twelve months)	76.9%
In-house managed properties as % of square feet[5]	99.0%
Average remaining lease term	6.9
Average building size (square feet)	65,630
Average age (years)	13

Expirations[2]

	2018	2019	2020	2021	2022	Thereafter
Occupied square feet	960,676	1,187,286	1,312,277	1,504,263	1,704,187	8,075,305
% of occupied square feet	6.5%	8.1%	8.9%	10.2%	11.6%	54.7%

Notes:
(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.
(3) Includes 223 same store properties representing 14,606,841 square feet. See page 24 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.
(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Unit Mix: Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 12/31/17	Estimated Conversion
Seniors Housing Triple-Net								
Gainesville, FL	95	-	70	25	-	$ 17,100	$ 12,444	1Q18
Alexandria, VA	116	-	88	28	-	57,148	44,300	2Q18
Reigate, UK	87	-	63	24	-	28,374	16,139	2Q18
Macungie, PA	83	-	49	34	-	15,530	5,706	2Q18
Westerville, OH	90	-	63	17	10	22,800	3,595	4Q18
El Dorado, CA	80	-	57	23	-	28,000	292	4Q18
Kingswood, UK	73	-	46	27	-	11,712	1,645	1Q19
Apex, NC	152	98	30	24	-	30,883	-	3Q19
Subtotal	**776**	**98**	**466**	**202**	**10**	**$ 211,547**	**$ 84,121**	
Long-Term/Post-Acute Care								
Exton, PA	120	-	-	-	120	$ 34,175	$ 18,560	2Q18
Seniors Housing Operating								
Chertsey, UK	94	-	70	24	-	$ 31,658	$ 26,861	1Q18
Bethesda, MD	89	-	59	30	-	10,306	9,818	1Q18
Silver Spring, MD	98	-	65	33	-	9,566	8,944	1Q18
Burke, VA	81	-	49	32	-	7,261	6,583	1Q18
Bushey, UK	95	-	71	24	-	41,348	27,588	3Q18
Toronto, ON	332	332	-	-	-	35,264	16,541	3Q18
New York, NY	151	-	69	82	-	141,666	70,352	1Q20
Wandsworth, UK	98	-	78	20	-	59,054	22,126	1Q20
Subtotal	**1,038**	**332**	**461**	**245**	**-**	**$ 336,123**	**$ 188,813**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/17	Estimated Conversion
Rockwall, TX	55,012	100%	Yes	$ 16,350	$ 9,031	1Q18
Fort Worth, TX	91,427	100%	Yes	45,880	33,826	2Q18
Palmer, AK	38,376	100%	Yes	12,345	2,329	3Q18
Brooklyn, NY	140,955	100%	Yes	105,177	49,901	3Q19
Mission Viejo, CA	104,500	100%	Yes	71,372	7,646	3Q19
Subtotal	**430,270**			**$ 251,124**	**$ 102,733**	
Total Development Projects				**$ 832,969**	**$ 394,227**	

Notes:
(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[2]	2018 Funding (Projected Future Funding)	Funding Thereafter (Projected Future Funding)	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	8	776	7.3%	$ 106,340	$ 21,086	$ 127,426	$ 211,547
Long-term/post-acute care	1	120	8.0%	15,615	-	15,615	34,175
Seniors housing operating	8	1,038	8.4%	70,274	77,036	147,310	336,123
Outpatient medical	5	430,270	6.7%	105,195	43,196	148,391	251,124
Total	**22**		**7.6%**	**$ 297,424**	**$ 141,318**	**$ 438,742**	**$ 832,969**

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q17 actual	$ 185,220	7.1%
2Q17 actual	273,093	6.9%
3Q17 actual	47,929	8.4%
4Q17 actual	41,460	9.6%
1Q18 estimate	92,241	9.6%
2Q18 estimate	181,107	7.1%
3Q18 estimate	88,957	8.7%
4Q18 estimate	50,800	7.2%
1Q19 estimate	11,712	8.0%
3Q19 estimate	207,432	6.8%
1Q20 estimate	200,720	7.6%
	$ 1,380,671	7.5%

Annual Conversions

	Amount	Projected Yields[2]
2017 actual	$ 547,702	7.3%
2018 estimate	413,105	8.0%
2019 estimate	219,144	6.9%
2020 estimate	200,720	7.6%
Total	$ 1,380,671	7.5%

Unstabilized Properties

	9/30/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	12/31/2017 Properties	Beds / Units
Seniors housing triple-net	30	(2)	1	2	31	3,136
Long-term/post-acute care	15	(1)	-	-	14	1,402
Seniors housing operating	21	(3)	2	-	20	2,032
Total	**66**	**(6)**	**3**	**2**	**65**	**6,570**

Occupancy	9/30/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	12/31/2017 Properties
0% - 50%	23	-	3	-	(3)	23
50% - 70%	23	(1)	-	2	-	24
70% +	20	(5)	-	-	3	18
Total	**66**	**(6)**	**3**	**2**	-	**65**

Occupancy	12/31/2017 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	23	6	$ 47,614	1.1%	$ 467,383	1.5%
50% - 70%	24	21	56,128	1.3%	552,696	1.8%
70% +	18	27	53,628	1.3%	416,168	1.4%
Total	**65**	**17**	**$ 157,370**	**3.7%**	**$ 1,436,247**	**4.7%**

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may vary.

(3) Includes revenues annualized from amounts presented on page 7.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Stabilized NOI			Pro rata beds/units/square feet
Seniors housing operating[1]	$	888,084	46,666 units
Seniors housing triple-net		523,112	31,589 units
Long-term/post-acute care		251,764	16,930 beds
Outpatient medical		336,544	14,900,974 square feet
Total in-place NOI[2]	$	1,999,504	
Incremental stabilized NOI[3]		26,271	
Total stabilized NOI	$	2,025,775	

Obligations		
Lines of credit	$	719,000
Senior unsecured notes[4]		8,417,447
Secured debt[4]		2,760,715
Capital lease obligations		72,238
Total Debt	$	11,969,400
Add (Subtract):		
Other liabilities (assets), net[5]	$	433,900
Cash and cash equivalents and restricted cash		(309,303)
Preferred stock		718,503
Net Obligations	$	12,812,500

Other Assets			Effective Interest Rate[7]
Land parcels	$	60,649	
Real estate loans receivable[6]	$	399,835	9.5%
Non real estate loans receivable	$	272,187	11.6%
Other investments[8]	$	35,100	
Investments held for sale[9]	$	1,072,350	
Development properties:[10]			
Current balance	$	405,253	
Unfunded commitments		453,219	
Committed balances	$	858,472	
Projected yield		7.5%	
Projected NOI	$	64,385	
Common Shares Outstanding		371,732	

Notes:

(1) Includes $18,199,000 attributable to our proportional share of income from unconsolidated management company investments.

(2) See page 22 for reconciliation.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.3 billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	196,748
Below/(above) market lease intangibles, net		29,341
Deferred taxes, net		(7,243)
Available-for-sale equity investments		(7,269)
In place lease intangibles, net		(27,318)
Other non-cash liabilities / (assets), net		4,898
Total non-cash liabilities/(assets), net	$	189,157

(6) Represents $468,207,000 of real estate loans excluding development loans and net of $68,372,000 of allowance for loan losses.

(7) Average cash-pay interest rates are 9.1% and 8.0% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(9) Represents expected proceeds from assets held for sale.

(10) See pages 13-14. Also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

	4Q16	1Q17	2Q17	3Q17	4Q17
Revenues:					
Seniors housing triple-net					
Rental income	$ 153,350	$ 153,202	$ 145,575	$ 148,492	$ 145,824
Interest income	8,736	7,715	7,989	8,083	7,144
Other income	454	1,356	2,177	1,240	936
Total revenues	162,540	162,273	155,741	157,815	153,904
Long-term/post-acute care					
Rental income	100,444	75,943	74,648	74,441	74,422
Interest income	13,899	12,964	12,912	12,105	4,831
Other income	1,288	409	365	1,948	(900)
Total revenues	115,631	89,316	87,925	88,494	78,353
Seniors housing operating					
Resident fees and service	640,663	654,481	660,591	682,589	699,545
Interest income	1,054	69	-	-	-
Other income	4,150	1,412	1,030	1,432	1,118
Total revenues	645,867	655,962	661,621	684,021	700,663
Outpatient medical					
Rental income	125,872	129,214	128,848	131,792	131,950
Other income	510	440	707	495	461
Total revenues	126,382	129,654	129,555	132,287	132,411
Corporate and land					
Rental income	145	48	54	84	26
Other income	255	293	150	651	322
Total revenues	400	341	204	735	348
Total					
Rental income	379,811	358,407	349,125	354,809	352,222
Resident fees and service	640,663	654,481	660,591	682,589	699,545
Interest income	23,689	20,748	20,901	20,188	11,975
Other income	6,657	3,910	4,429	5,766	1,937
Total revenues	**1,050,820**	**1,037,546**	**1,035,046**	**1,063,352**	**1,065,679**
Property operating expenses:					
Seniors housing operating	439,340	449,666	446,219	462,531	477,430
Outpatient medical	39,161	41,818	39,388	41,347	40,057
Corporate and land	517	196	178	95	60
Total property operating expenses	**479,018**	**491,680**	**485,785**	**503,973**	**517,547**
Net operating income:					
Seniors housing triple-net	162,540	162,273	155,741	157,815	153,904
Long-term/post-acute care	115,631	89,316	87,925	88,494	78,353
Seniors housing operating	206,527	206,296	215,402	221,490	223,233
Outpatient medical	87,221	87,836	90,167	90,940	92,354
Corporate and land	(117)	145	26	640	288
Net operating income	**$ 571,802**	**$ 545,866**	**$ 549,261**	**$ 559,379**	**$ 548,132**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. See pages 11-12 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended December 31, 2017	Three Months Ended December 31, 2017
Net income (loss)	$ 540,613	$ (89,743)
Interest expense	484,622	127,217
Income tax expense (benefit)	20,128	25,663
Depreciation and amortization	921,720	238,458
EBITDA	**$ 1,967,083**	**$ 301,595**
Loss (income) from unconsolidated entities	83,125	59,449
Stock-based compensation[2]	19,102	2,643
Loss (gain) on extinguishment of debt, net	37,241	371
Loss/impairment (gain) on sales of properties, net	(219,767)	43,440
Provision for loan losses	62,966	62,966
Loss (gain) on derivatives, net	2,284	-
Other expenses & transaction costs[2]	176,395	60,167
Total adjustments	161,346	229,036
Adjusted EBITDA	**$ 2,128,429**	**$ 530,631**
Interest Coverage Ratios		
Interest expense	$ 484,622	$ 127,217
Capitalized interest	13,489	3,456
Non-cash interest expense	(10,358)	(2,534)
Total interest	**$ 487,753**	**$ 128,139**
EBITDA	$ 1,967,083	$ 301,595
Interest coverage ratio	**4.03x**	**2.35x**
Adjusted EBITDA	$ **2,128,429**	$ **530,631**
Adjusted Interest coverage ratio	**4.36x**	**4.14x**
Fixed Charge Coverage Ratios		
Total interest	$ 487,753	$ 128,139
Secured debt principal amortization	64,079	16,572
Preferred dividends	49,410	11,676
Total fixed charges	**$ 601,242**	**$ 156,387**
EBITDA	$ 1,967,083	$ 301,595
Fixed charge coverage ratio	**3.27x**	**1.93x**
Adjusted EBITDA	$ **2,128,429**	$ **530,631**
Adjusted Fixed charge coverage ratio	**3.54x**	**3.39x**
Net Debt to EBITDA Ratios		
Total debt		$ 11,731,936
Less: cash and cash equivalents[3]		(249,620)
Net debt		**$ 11,482,316**
EBITDA Annualized		1,206,380
Net debt to EBITDA ratio		**9.52x**
Adjusted EBITDA Annualized		$ 2,122,524
Net debt to Adjusted EBITDA ratio		**5.41x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21.

(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.

(3) Includes IRC section 1031 deposits, if any.

(amounts in thousands except share price)

Leverage and Current Capitalization

			% of Total
Book Capitalization			
Lines of credit	$	719,000	2.7%
Long-term debt obligations[1]		11,012,936	41.1%
Cash and cash equivalents[2]		(249,620)	-0.9%
Net debt to consolidated book capitalization		**11,482,316**	**42.9%**
Total equity[3]		15,300,645	57.1%
Consolidated book capitalization	**$**	**26,782,961**	**100.0%**
Joint venture debt, net[4]		142,306	
Total book capitalization	**$**	**26,925,267**	
Undepreciated Book Capitalization			
Lines of credit	$	719,000	2.3%
Long-term debt obligations[1]		11,012,936	34.8%
Cash and cash equivalents[2]		(249,620)	-0.8%
Net debt to consolidated undepreciated book capitalization		**11,482,316**	**36.3%**
Accumulated depreciation and amortization		4,838,370	15.3%
Total equity[3]		15,300,645	48.4%
Consolidated undepreciated book capitalization	**$**	**31,621,331**	**100.0%**
Joint venture debt, net[4]		142,306	
Total undepreciated book capitalization	**$**	**31,763,637**	
Enterprise Value			
Lines of credit	$	719,000	2.0%
Long-term debt obligations[1]		11,012,936	29.9%
Cash and cash equivalents[2]		(249,620)	-0.7%
Net debt to consolidated enterprise value		**11,482,316**	**31.2%**
Common shares outstanding		371,732	
Period end share price		$63.77	
Common equity market capitalization		**23,705,350**	**64.4%**
Noncontrolling interests[3]		877,498	2.4%
Preferred stock		718,503	2.0%
Consolidated enterprise value	**$**	**36,783,667**	**100.0%**
Joint venture debt, net[4]		142,306	
Total enterprise value	**$**	**36,925,973**	
Secured Debt as % of Total Assets			
Secured debt[1]	**$**	**2,608,976**	**9.3%**
Total assets	$	27,944,445	
Total Debt as % of Total Assets			
Total debt[1]	**$**	**11,731,936**	**42.0%**
Total assets	$	27,944,445	
Unsecured Debt as % of Unencumbered Assets			
Unsecured debt[1]	**$**	**9,050,722**	**35.0%**
Unencumbered assets	$	25,845,925	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands)

Debt Maturities and Principal Payments[1]

Year	Lines of Credit[2]	Senior Unsecured Notes[3,4,5]	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2018	$ -	$ 450,000	$ 396,588	$ 31,087	$ (114,668)	$ 763,007	6.4%	3.0%
2019	-	600,000	522,458	85,830	(95,028)	1,113,260	9.4%	4.2%
2020	-	697,174	184,726	47,482	(42,921)	886,461	7.5%	5.0%
2021	719,000	1,149,728	221,784	24,117	(37,887)	2,076,742	17.5%	3.6%
2022	-	600,000	234,850	12,512	(31,127)	816,235	6.9%	4.9%
2023	-	500,000	291,380	18,868	(103,755)	706,493	5.9%	4.0%
2024	-	400,000	292,625	36,951	(82,132)	647,444	5.4%	4.3%
2025	-	1,250,000	133,281	371,886	(32,458)	1,722,709	14.5%	3.9%
2026	-	700,000	41,500	15,591	(9,441)	747,650	6.3%	4.2%
2027	-	-	140,512	59,988	(35,683)	164,817	1.4%	3.6%
Thereafter	-	2,070,545	158,704	49,495	(26,400)	2,252,344	18.9%	4.9%
Totals	**$ 719,000**	**$ 8,417,447**	**$ 2,618,408**	**$ 753,807**	**$ (611,500)**	**$ 11,897,162**	**100%**	
Weighted Avg Interest Rate[7]	2.8%	4.3%	3.8%	3.8%	3.4%	4.1%		
Weighted Avg Maturity Years	3.4	7.6	5.4	8.2	5.2	7.0		
% Floating Rate Debt	100.0%	7.1%	33.2%	16.3%	51.9%	16.8%		

Debt by Local Currency[1]

	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt	Investment Hedges[8]
United States	$ 719,000	$ 6,557,500	$ 1,311,053	$ 543,296	$ (299,610)	$ 8,831,239	$ -
United Kingdom	-	1,420,545	182,209	-	(266,338)	1,336,416	744,095
Canada	-	439,402	1,125,146	210,511	(45,552)	1,729,507	459,375
Totals	**$ 719,000**	**$ 8,417,447**	**$ 2,618,408**	**$ 753,807**	**$ (611,500)**	**$ 11,897,162**	**$ 1,203,470**

Notes:

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.3 billion. As of December 31, 2017, letters of credit in the aggregate amount of $22 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(3) 2021 amounts include a $500 million term loan and a CAD$250 million unsecured term loan (approximately $200 million USD at December 31, 2017). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(4) 2020 amounts include CAD$300 million of 3.35% senior unsecured notes (approximately $240 million USD at December 31, 2017). The notes mature on November 25, 2020.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $744 million USD at December 31, 2017). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $676 million USD at December 31, 2017). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $72.3 million, of which $0.3 million mature in October 2018, $0.4 million mature in August 2019, $69.6 million mature in April 2023 and $2.0 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD ($22.3) million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, sub-leases and major capital restructurings as well as any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and IRC section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and other non-recurring and/or non-cash income/charges. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands)

Non-GAAP Reconciliations

NOI Reconciliation	4Q16	1Q17	2Q17	3Q17	4Q17
Net income (loss)	$ 351,108	$ 337,610	$ 203,441	$ 89,299	$ (89,743)
Loss (gain) on real estate dispositions, net	(200,165)	(244,092)	(42,155)	(1,622)	(56,381)
Loss (income) from unconsolidated entities	2,829	23,106	3,978	(3,408)	59,449
Income tax expense (benefit)	(16,585)	2,245	(8,448)	669	25,663
Other expenses	8,838	11,675	6,339	99,595	60,167
Impairment of assets	13,187	11,031	13,631	-	99,821
Provision for loan losses	10,215	-	-	-	62,966
Loss (gain) on extinguishment of debt, net	17,204	31,356	5,515	-	371
Loss (gain) on derivatives, net	68	1,224	736	324	-
Transaction costs	9,704	-	-	-	-
General and administrative expenses	32,807	31,101	32,632	29,913	28,365
Depreciation and amortization	227,916	228,276	224,847	230,138	238,458
Interest expense	126,360	118,597	116,231	122,578	127,217
Consolidated net operating income	$ 583,486	$ 552,129	$ 556,747	$ 567,486	$ 556,353
NOI attributable to unconsolidated investments[1]	16,467	21,279	21,873	22,431	21,539
NOI attributable to noncontrolling interests[2]	(28,151)	(27,542)	(29,359)	(30,538)	(29,760)
Pro rata net operating income (NOI)[3]	$ 571,802	$ 545,866	$ 549,261	$ 559,379	$ 548,132

In-Place NOI Reconciliation

At Welltower pro rata ownership	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Corporate & Land	Total
Revenues	$ 153,904	$ 78,353	$ 700,663	$ 132,411	$ 348	$ 1,065,679
Property operating expenses	-	-	(477,430)	(40,057)	(60)	(517,547)
NOI[3]	$ 153,904	$ 78,353	$ 223,233	$ 92,354	$ 288	$ 548,132
Adjust:						
Interest income	(7,144)	(4,831)	-	-	-	(11,975)
Other income	(936)	900	(1,118)	(461)	(322)	(1,937)
Sold / held for sale	(9,551)	(8,901)	(193)	(6,956)	-	(25,601)
Non In-Place NOI[4]	(5,571)	(2,580)	(222)	(1,939)	34	(10,278)
Timing adjustments[5]	76	-	321	1,138	-	1,535
Total adjustments	$ (23,126)	$ (15,412)	$ (1,212)	$ (8,218)	$ (288)	$ (48,256)
In-Place NOI	$ 130,778	$ 62,941	$ 222,021	$ 84,136	$ -	$ 499,876
Annualized In-Place NOI	$ 523,112	$ 251,764	$ 888,084	$ 336,544	$ -	$ 1,999,504

Notes:

(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.

(4) Primarily represents non-cash NOI.

(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation

	United States	United Kingdom	Canada	Total
Consolidated SHO revenues [1]	$ 544,733	$ 75,745	$ 110,308	$ 730,786
Unconsolidated SHO revenues attributable to Welltower [2]	21,787	-	21,018	42,805
SHO revenues attributable to noncontrolling interests [3]	(41,809)	(5,185)	(25,934)	(72,928)
Pro rata SHO revenues [4]	$ 524,711	$ 70,560	$ 105,392	$ 700,663
SHO interest and other income	(970)	(24)	(124)	(1,118)
SHO revenues attributable to held for sale properties	(2,085)	(418)	-	(2,503)
Adjustment for standardized currency rate [5]	-	(4,163)	(5,016)	(9,179)
SHO local revenues	$ 521,656	$ 65,955	$ 100,252	$ 687,863
Average occupied units/month	25,027	2,723	12,055	39,805
REVPOR/month in USD	$ 6,891	$ 8,008	$ 2,749	$ 5,713
REVPOR/month in local currency [5]		£ 6,414	C$ 3,669	

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total	
	4Q16	4Q17	4Q16	4Q17	4Q16	4Q17	4Q16	4Q17
SHO SS REVPOR Growth								
Consolidated SHO revenues [1]	$ 486,000	$ 544,733	$ 67,047	$ 75,745	$ 110,548	$ 110,308	$ 663,595	$ 730,786
Unconsolidated SHO revenues attributable to Welltower [2]	20,754	21,787	-	-	19,626	21,018	40,380	42,805
SHO revenues attributable to noncontrolling interests [3]	(28,816)	(41,809)	(3,356)	(5,185)	(25,936)	(25,934)	(58,108)	(72,928)
SHO pro rata revenues [4]	477,938	524,711	63,691	70,560	104,238	105,392	645,867	700,663
Non-cash revenues on same store properties	(549)	(121)	(18)	(19)	-	-	(567)	(140)
Revenues attributable to non-same store properties	(9,929)	(47,250)	(8,327)	(11,465)	(6,598)	(2,908)	(24,854)	(61,623)
Currency and ownership adjustments [5]	111	-	258	(3,503)	49	(4,883)	418	(8,386)
Other normalizing adjustments [6]	-	303	-	-	-	-	-	303
SHO SS revenues [7]	$ 467,571	$ 477,643	$ 55,604	$ 55,573	$ 97,689	$ 97,601	$ 620,864	$ 630,817
Avg. occupied units/month [8]	22,949	22,539	2,306	2,222	12,205	11,853	37,460	36,614
SHO SS REVPOR [9]	$ 6,736	$ 7,006	$ 7,972	$ 8,269	$ 2,646	$ 2,722	$ 5,480	$ 5,696
SS REVPOR YOY growth		4.0%		3.7%		2.9%		3.9%
SHO SSNOI Growth								
Consolidated SHO NOI [1]	$ 150,122	$ 165,437	$ 17,318	$ 19,447	$ 43,455	$ 41,624	$ 210,895	$ 226,508
Unconsolidated SHO NOI attributable to Welltower [2]	8,490	7,893	-	-	7,357	8,165	15,847	16,058
SHO NOI attributable to noncontrolling interests [3]	(9,842)	(9,231)	3	(209)	(10,376)	(9,893)	(20,215)	(19,333)
SHO pro rata NOI [4]	148,770	164,099	17,321	19,238	40,436	39,896	206,527	223,233
Non-cash NOI on same store properties	97	253	(18)	(19)	-	-	79	234
NOI attributable to non-same store properties	(3,448)	(17,467)	75	(238)	(4,157)	(633)	(7,530)	(18,338)
Currency and ownership adjustments [5]	23	-	86	(1,116)	20	(1,873)	129	(2,989)
Other normalizing adjustments [10]	1,385	895	112	615	-	-	1,497	1,510
SHO pro rata SSNOI [7]	$ 146,827	$ 147,780	$ 17,576	$ 18,480	$ 36,299	$ 37,390	$ 200,702	$ 203,650
SHO SSNOI growth		0.6%		5.1%		3.0%		1.5%
SHO SSNOI/Unit								
Trailing four quarters' SSNOI [4]		$ 596,536		$ 77,146		$ 148,984		$ 822,666
Average units in service [11]		25,876		2,586		13,100		41,562
SSNOI/unit in USD		$ 23,054		$ 29,832		$ 11,373		$ 19,794
SSNOI/unit in local currency [5]				£ 23,897		C$ 15,175		

Notes:

(1) Represents consolidated revenues or consolidated NOI (revenues less property operating expenses) per Note 17 to Welltower's Form 10-Q for the quarter ended September 30, 2017.

(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(4) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 16 & 24 for more information.

(5) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(6) Represents revenues-only component of aggregate SHO SSNOI normalizing adjustments which are individually less than 0.50% of SHO SSNOI growth.

(7) Represents SS SHO revenues/NOI at Welltower pro rata ownership.

(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(9) Represents pro rata SS average revenues generated per occupied room per month.

(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.

(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	429	184	509	274	1,396
Recent acquisitions/ development conversions	(22)	(1)	(30)	(17)	(70)
Under development/redevelopment	(2)	(5)	(14)	(5)	(26)
Current held-for-sale	(29)	(19)	(3)	(20)	(71)
Land parcels, loans and sub-leases	(17)	(7)	(5)	(8)	(37)
Transitions/restructurings	(15)	(5)	(15)	(1)	(36)
Other[1]	-	-	(1)	-	(1)
Same store properties	344	147	441	223	1,155

Same Store NOI Reconciliation	4Q16	1Q17	2Q17	3Q17	4Q17	Y/o/Y
Seniors Housing Triple-net						
NOI	$ 162,540	$ 162,273	$ 155,741	$ 157,815	$ 153,904	
Non-cash NOI on same store properties	(4,819)	(4,149)	(3,948)	(3,350)	(2,892)	
NOI attributable to non-same store properties	(42,602)	(43,062)	(37,784)	(39,607)	(34,984)	
Currency and ownership adjustments[2]	(3,145)	(1,872)	(461)	(696)	(880)	
SSNOI	111,974	113,190	113,548	114,162	115,148	2.8%
Long-Term/Post-Acute Care						
NOI	115,631	89,316	87,925	88,494	78,353	
Non-cash NOI on same store properties	(5,774)	(3,532)	(2,561)	(3,701)	(1,125)	
NOI attributable to non-same store properties	(43,789)	(29,597)	(28,197)	(27,263)	(19,599)	
Currency and ownership adjustments[2]	(9,072)	(13)	13	(107)	(82)	
Normalizing adjustments for rent reallocations[3]	(1,010)	-	-	-	-	
SSNOI	55,986	56,174	57,180	57,423	57,547	2.8%
Seniors Housing Operating						
NOI	206,527	206,296	215,402	221,490	223,233	
Non-cash NOI on same store properties	79	119	454	77	234	
NOI attributable to non-same store properties	(7,530)	(6,619)	(6,012)	(9,354)	(18,338)	
Currency and ownership adjustments[2]	129	(164)	(204)	(3,404)	(2,989)	
Normalizing adjustment for operator policy change[4]	1,274	-	-	-	-	
Other normalizing adjustments[5]	223	632	(115)	418	1,510	
SSNOI	200,702	200,264	209,525	209,227	203,650	1.5%
Outpatient Medical						
NOI	87,221	87,836	90,167	90,940	92,354	
Non-cash NOI on same store properties	(2,035)	(1,902)	(1,944)	(1,512)	(1,603)	
NOI attributable to non-same store properties	(7,506)	(8,969)	(10,839)	(11,355)	(11,928)	
Currency and ownership adjustments[2]	(239)	(305)	43	(226)	(292)	
Other normalizing adjustments[5]	(590)	(195)	(157)	(23)	(159)	
SSNOI	76,851	76,465	77,270	77,824	78,372	2.0%
Corporate & Land						
NOI	(117)	145	26	640	288	
NOI attributable to non-same store properties	117	(145)	(26)	(640)	(288)	
SSNOI	-	-	-	-	-	
Total						
NOI	571,802	545,866	549,261	559,379	548,132	
Non-cash NOI on same store properties	(12,549)	(9,464)	(7,999)	(8,486)	(5,386)	
NOI attributable to non-same store properties	(101,310)	(88,392)	(82,858)	(88,219)	(85,137)	
Currency and ownership adjustments	(12,327)	(2,354)	(609)	(4,433)	(4,243)	
Normalizing adjustments, net	(103)	437	(272)	395	1,351	
SSNOI	$ 445,513	$ 446,093	$ 457,523	$ 458,636	$ 454,717	2.1%

Notes :

(1) Includes 1 flooded property.

(2) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(3) Represents adjustments related to reallocation of property level rents due to dispositions within an existing master lease.

(4) Represents prior years costs that were expensed but would have been capitalized under current cap-ex policy for one operator.

(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statements and Risk Factors

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 22, 2018 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com